Power of Attorney
I, the undersigned Director/Trustee/Officer of the following investment companies:
AMERICAN CENTURY CALIFORNIA TAX-FREE AND MUNICIPAL FUNDS
AMERICAN CENTURY GOVERNMENT INCOME TRUST
AMERICAN CENTURY INTERNATIONAL BOND FUNDS
AMERICAN CENTURY INVESTMENT TRUST
AMERICAN CENTURY MUNICIPAL TRUST
AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC.
AMERICAN CENTURY TARGET MATURITIES TRUST
(the “Funds”)
hereby constitute and appoint, Ashley L. Bergus, Ravtej Grewal, Britny Hawk, Jordan Ifland, Evan C. Johnson, and Kathleen Gunja Nelson, each of them singly, my true and lawful attorneys-in-fact, with full power of substitution, and with full power to each of them, (a) to sign for me and in my name in the appropriate capacities, all Registration Statements of the Funds on Form N-1A, or any successor thereto, any and all subsequent Amendments, Pre-Effective Amendments, or Post-Effective Amendments to said Registration Statements on Form N-1A or any successor thereto, and any supplements or other instruments in connection therewith; (b) to make, file, execute, amend and withdraw documents of every kind, and to take other action of whatever kind they may elect, for the purpose of complying with all laws relating to the sale of securities of the Funds; and (c) generally to do all such things in my name and behalf in connection therewith as said attorneys-in-fact deem necessary or appropriate, to comply with the provisions of the Securities Act of 1933 and the Investment Company Act of 1940, and all related requirements of the Securities and Exchange Commission. I hereby ratify and confirm all that said attorneys-in-fact or their substitutes may do or cause to be done by virtue hereof. This power of attorney is effective for all documents filed on or after September 11, 2025.
This power of attorney may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.
WITNESS my hand effective as of the 11th day of September 2025.

/s/ Tanya S. Beder Tanya S. Beder, Chair and Director/Trustee /s/ Jennifer Cabalquinto	/s/ Jeremy I. Bulow Jeremy I. Bulow, Director/Trustee /s/ Anne Cassells
Jennifer Cabalquinto, Director/Trustee /s/ Jonathan D. Levin	Anne Casscells, Director/Trustee /s/ John M. Loder
Jonathan D. Levin, Director/Trustee /s/ Jonathan S. Thomas	John M. Loder, Director/Trustee /s/ Patrick Bannigan
Jonathan S. Thomas, Director/Trustee R. Wes Campbell	Patrick Bannigan, President
R. Wes Campbell, Treasurer and Chief Financial Officer